Exhibit 5

Certification Under Rule 466

The Depositary, The Bank of New York Mellon, represents and certifies the following:

(1)	That it previously has filed a Registration Statement on Form F-6 (Nano Dimension Ltd., No. 333-230728) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement except for the number of foreign securities a Depositary Share represents.
(2)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

THE BANK OF NEW YORK MELLON,
As Depositary

By: /s/ Robert W. Goad

Name: Robert W. Goad

Title: Managing Director